UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2008

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 6, 2008, each of John Keister, Marchex’s President and Chief Operating Officer, and Ethan Caldwell, Marchex’s General Counsel and Chief Administrative Officer, established sales plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), to provide for pre-determined sales of a portion of their Marchex common stock as part of their individual long-term asset diversification and liquidity strategies, subject to certain contingencies. Sales under each of these new Rule 10b5-1 plans will commence no sooner than March of 2009 following the termination of all sales under their previously established sales plans. Each of these 10b5-1 plans provides for sales of specified share amounts at specific market prices, subject to specified limitations and requires that such sales be disclosed publicly through appropriate filings with the Securities and Exchange Commission. Each of Mr. Keister and Mr. Caldwell previously established 10b5-1 plans which were announced in February of 2006, with sales commencing thereunder in February of 2007 and with sales continuing thereunder through February 2009.

Under the new Rule 10b5-1 plans (i) Mr. Keister will sell up to a maximum of 360,000 shares over a period of up to twelve (12) months commencing twelve (12) months from the date hereof which, if the maximum is sold, represents approximately 13% of Mr. Keister’s current direct and indirect holdings of Marchex common stock and approximately 1% of the currently outstanding Class B common stock of Marchex and approximately 1% of the currently outstanding total common stock of Marchex, and (ii) Mr. Caldwell will sell up to a maximum of 330,000 shares over a period of up to twelve (12) months commencing twelve (12) months from the date hereof which, if the maximum is sold, represents approximately 32% of Mr. Caldwell’s current direct and indirect holdings of Marchex common stock and less than 1% of the currently outstanding Class B common stock of Marchex and less than 1% of the currently outstanding total common stock of Marchex. The aforementioned sales under the new Rule 10b5-1 plans include the sales of certain restricted shares as such shares vest in part to cover the tax liability incurred upon the vesting of such restricted shares.

Marchex permits its directors, officers and certain employees to enter into stock trading plans with respect to Marchex common stock which are intended to qualify for the safe harbor under Rule 10b5-1, subject to Marchex’s applicable guidelines and policies on insider trading. The new Rule 10b5-1 plans identified above were adopted in accordance with the Marchex Code of Conduct for all officers, directors and employees. Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information. Such plans allow insiders to diversify their holdings and to minimize the market impact of stock sales by spreading them out over time.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2008	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer